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                                                                   Exhibit 99.2
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July 30, 1996

Securities and Exchange Commission
450 Fifth Street
Washington, DC 20549

Dear Ladies and Gentlemen:

We have read the disclosures in "Changes in Independent Accountants" included in the Registration Statement of Aware, Inc. on Amendment No. 1 of Form S-1 to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Yours very truly,

/s/ DiBenedetto & Company, P.A.